UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): September 28, 2016

ZNERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55152	46-1845946
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6102 South MacDill Avenue, Suite G
Tampa, Florida 33611
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (813) 902 - 9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

Znergy, Inc. (the “Company”) entered into an employment agreement with David Baker as described in Item 5.02 below, which description shall be incorporated into this Item 1.01. A copy of the employment agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 28, 2016 the Company entered into an employment agreement with David Baker, 40, to serve as Senior Vice President of the Company. There are no arrangements or understandings between Mr. Baker and any other persons pursuant to which he was appointed as Senior Vice President of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Baker has had a distinguished career in upper level management for several firms and as a founder of his own companies, exhibiting leadership and creativity in driving revenue growth and customer satisfaction.  From 2007 to 2016, Mr. Baker was partner in Prevail Property Management, a top property services company, responsible for sales, marketing and operations, during which time sales growth ranged from 20% to over 100% per year.  In 2004 Mr. Baker founded Extreme Green, a property services company, which he grew from startup to over 2,300 clients in three years before selling the business.  From 1995 through 2003, Mr. Baker held several positions in sales and marketing and sales management with TruGreen Chemlawn, a Fortune 500 company, where he was ranked in the top three out of 3,500 sales members for nine years.  He was key in developing and rolling out many successful sales campaigns and implementing operational procedures to successfully drive revenue and customer satisfaction.  In addition, Mr. Baker was crucial in the recruiting and training of new team members.

Employment Agreement

The Company entered into an employment agreement dated September 28, 2016 (the “Employment Agreement”) with Mr. Baker. The Employment Agreement has a term of three years, and Mr. Baker’s employment with the Company will be on an at-will basis. Mr. Baker’s employment with the Company commenced on October 3, 2016 (the “Start Date”).

Mr. Baker (the “Executive”) will receive an annual base salary of $100,000 which salary will be reviewed by the Compensation Committee of the Board of Directors on March 31, 2017 and annually thereafter. Executive shall be entitled during the Term to participate in the performance bonus program established by the Compensation Committee of the Board of Directors for all senior executives of the Company.  Executive will be paid a $10,000 signing bonus within 2 days of execution of the agreement.  In addition, Executive shall be paid a bonus in January 2017 equal to 6% of the total revenue generated by Executive in the fourth quarter of 2016.  In addition, Executive was granted 500,000 shares of common stock of the Company, vested immediately, and was granted 5,000,000 options to purchase common stock of the Company at $0.10 per share (the “Options”).  The Options have a three-year expiration and vest two options for every one dollar of net income before tax (“NIBT”) recognized by the Company with NIBT calculated according to Generally Accepted Accounting Principles.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied.  Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K.  We assume no obligation to update such statements.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

Exhibit No.          Description
10.1                       Employment Agreement dated September 28, 2016, between Znergy, Inc. and Dave Baker.
99.1                       Press release dated October 4th, 2016 announcing the hiring of Dave Baker

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZNERGY, INC.

Date: October 4, 2016	By:	/s/ Christopher J. Floyd
Christopher J. Floyd
Chairman and CEO